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                                                                       EXHIBIT 6

                          SUBCONTRACT NO. K97-185269
              LOCKHEED MARTIN IDAHO TEC8NOLOGIES COMPANY (LMITCO)
                             2525 Freemont Avenue
                  P. O. Box 1625, Idaho Falls, ID 83415-3521
        OPERATING UNDER U. S. GOVERNMENT CONTRACT NO. DE-AC07-94IDI3223

To:  Orbit Technologies, Inc.
2011 Palomar Airport Road
Carlsbad, CA 92009

Confirming to: James A. Giansiracusa

Effective Date: May 7, 1997

Completion Date: August 31, 1997

1.  STATEMENT OF WORK

The Subcontractor shall furnish the following services, in accordance with the requirements, terms and conditions specified or referenced in this Order/Subcontract (terms considered interchangeable):

Encapsulation and testing of Surrogate Salts in accordance with the Statement of Work entitled, Encapsulation of Surrogate Salts by Mixing with Polysiloxane, Dated March 6, 1997.

2.  RESOURCES

The Subcontractor shall provide all resources, e.g., materials, labor, tooling, equipment, and facilities, necessary to fulfill the requirements of this Subcontract, except as otherwise specified.

Procurement Agent: Michelle Wiest
Telephone: (208) 526-0634
Fixed Price: $92,800.00

Ship via: N/A
F.O.B./Trans.: N/A
Cash Terms: Net 30 Days

Billing Address:
Signed:
Accounts Payable
Lockheed Martin Idaho Technologies Company LMITCO
P. O. Box 1625
Idaho Falls, ID 83415-3117
Procurement Agent: Michelle Wiest
Signed:
Title:

Return one signed copy of this Subcontract to LMITCO.
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3.  APPLICABLE DOCUMENTS

a. The following document(s) is (are) incorporated into, and become a part of, this Subcontract:

Statement of Work entitled, "Encapsulation of Surrogate Salts by Mixing with Polysiloxane", dated March 6, 1997.

4.  TERMS AND CONDITIONS

a. The following document is incorporated by reference and hereby forms a part of this action: Lockheed Martin Idaho Technologies Company General Provisions for Non-Construction Subcontracts and Purchase Orders, PROC183, Rev. August 1996. (Note: This and other documents are available at the following internet address:

http://www.inel.gov/procurement/iitco/bu

b.   Certification of Eligibility

Subcontractor, by entering into this Subcontract, certifies that it is not debarred, suspended or has not otherwise been declared ineligible from receiving Federal contracts. Disclosure that Subcontractor was ineligible for Federal contracts on or before the effective date of this Subcontract shall constitute an additional basis for termination under the "Default" Article of the General Provisions.

c.   Sales Tax

LMITCO has been granted Direct Pay Authority for the Idaho Sales tax by the Idaho Tax Commission.

d.   Responsibility of Subcontractor

Subcontractor shall be responsible for the professional quality and technical accuracy of services provided under this Subcontract. Subcontractor shall perform all rework required due to errors and/or omissions by Subcontractor's personnel at no charge to LMITCO. Neither LMITCO's review, approval, or acceptance of, nor payment for, the services required under this Subcontract shall be construed to operate as a waiver of any rights under this Subcontract or of any cause of action arising out of the performance of this Subcontract, and Subcontractor shall be and remain liable to LMITCO in accordance with applicable law for all reperformance of services caused by Subcontractor's own negligent performance of any of the services furnished under this Subcontract or any errors, omissions, or deficiencies. The rights and remedies of LMITCO provided for under this Subcontract are in addition to any other rights and remedies provided by law. If Subcontractor is comprised of more than one legal entity, each such entity shall be jointly and severally liable hereunder. This paragraph takes precedence over all other clauses, provisions or articles in this Subcontract or applicable General Provisions.

Utilization of Former Employees

Except as approved by LMITCO in advance, Subcontractor shall not utilize former LMITCO or Coleman employees, who participated in the early retirement program of 1995 or voluntary separation programs of 1995 and 1996. This restriction also applies to any lower-tier Order(s) awarded by the Subcontractor.
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By acceptance of this Subcontract, Subcontractor certifies that it has not and shall not make or solicit kickbacks in violation of the Anti-Kickback Act of 1986.

5.  PRICE

a.   The firm-fixed price of this Subcontract is $92,800.00.

b.   Invoices shall be mailed to the following address:

Accounts Payable Lockheed Martin Idaho Technologies Company
P. O. Box 1625 Idaho Falls, ID 83415-3117
Procurement Agent: Michelle Wiest

6.  DELIVERY/COMPLETION DATE

This Subcontract shall be in effect through August 31, 1997.

7.  INSPECTION/ACCEPTANCE

Final inspection of material, equipment or services under this Subcontract will be performed at the INEEL and is subject to the following "final acceptance" paragraph:

Acceptance under this Subcontract occurs at the time Contractor authorizes final payment.

8.  ADMINISTRATION

a. The Subcontractor's responsibilities shall be administered by James A. Giansiracusa. Subcontractor agrees that James A. Giansiracusa will have overall technical direction of the work to be performed by Subcontractor and shall be available at all reasonable times in connection therewith.

Subcontractor agrees that the below listed key personnel shall be assigned to this Subcontract in the indicated positions:

Any change in assignment must have prior approval of the Contractor.

b.   Administrative and Legal Jurisdiction

Unless the Subcontractor is otherwise notified in writing, Contractor's responsibilities under this action shall be administered by Michelle Wiest or an authorized Procurement Agent/Subcontract Administrator (terms considered interchangeable), Procurement Supervisor, or Procurement Manager.

c.   Technical Jurisdiction and Occurrence Reporting Representative

All work performed under this Subcontract shall be under the technical jurisdiction of Guy Loomis. Such jurisdiction is to extend only to the assignment and coordination of work under this Subcontract.

d.   Notices

Any notice provided for this action shall be considered as having been given:
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To the Contractor, if delivered personally to Michelle Wiest, or if mailed by U.
S. Mail addressed to the Procurement Agent, Procurement, P.O. Box 1625, Idaho Falls, Idaho 83415-3521; or

To the Subcontractor, if delivered personally to its duly authorized representative at the site of work or if mailed by U. S. Mail addressed to the Subcontractor at 2011 Palomar Airport Road, Carlsbad, CA 92009.
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MODIFICATION NO. 1 TO SUBCONTRACT NO. K97-~85269
LOCKHEED MARTIN IDAHO TECHNOLOGIES COMPANY (LMITCO)
2525 Fremont Avenue
P. O. Box 1625, Idaho Falls, ID 83415-3521
OPERATING UNDER U. S. GOVERNMENT CONTRACT NO. DE-AC07-94ID13223

Orbit Technologies, Inc. 2011 Palomar Airport Road Carlsbad, CA 92009 Confirming to: James A. Giansiracusa

Page 1 of 2

Effective Date: July 30, 1997

This Modification effects the following:
1. The Subcontract completion date is extended from August 31, 1997 to September 30, 1997.

2. In Article 1, Statement of Work, delete the period after "Dated March 6, 1997" and add Revision No. 1, dated July 8, 1997 (revision submitted via facsimile on July 9, 1997).

3. In Article 5, Price, item A shall be revised to include the following: The firm-fixed price shall be paid based on Attachment B, Milestone Payment Schedule. The price shown for each Milestone Deliverable in Attachment B will be paid upon final acceptance of each Milestone Deliverable by LMITCO.

Pricing Summary Price of this Subcontract Price of this Modification No. 1 Revised Price of this Subcontract

Procurement Agent: Michelle Wiest Billing Address:

Accounts Payable
LMITCO
Mailstop 3117
P. O. Box 1625
Idaho Falls, ID 83415-3117

Title:
Signed:

$92,800.00
$13.500.00
$106,300.00

Telephone: (208) 526-0634

Lockheed Martin Idaho Technologies Company   Date

Return one signed copy of this Modification to LMITCO.

LMITCO FORM PROC-1812b (Rev. 07/97)

Release of Claims
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Lockheed Martin Idaho Technologies Company Modification No. 1 to Subcontract No.
K97-185269 (Continuation Sheet) Page 2 of 2

As consideration for the issuance of this Modification No. 1, the Subcontractor for itself, its predecessors, successors, and assigns, hereby releases and forever discharges LMITCO, the U. S. Government and their respective officers, agents, employees, successors, and assigns, jointly and severally, from any and all liabilities, claims, demands, actions or causes of action of whatever kind or character arising under or in connection with this Subcontract.

Except to the extent changed by this Modification, or to the extent rendered inconsistent herewith, all of the terms and provisions of this Subcontract remain unchanged and continue in full force and effect.

July 8, 1997
Revision No. 1

                               STATEMENT OF WORK
                     FOR ENCAPSULATION OF SURROGATE SALTS
                          BY MIXING WITH POLYSILOXANE

Section 3.0, Technical Tasks, of the original Statement of Work, dated March 6, 1997 shall be revised by addition of the following:

3.8   Formulate two surrogate waste forms in accordance with Attachment 5.
3.9   Mix the waste forms at 50% by weight waste 50% polysiloxane.
3.10  Perform compressive strength tests on each waste form.
3.11  Perform TCLP for RCRA metals and TCE.

The results of the above shall be incorporated into the final analysis report.